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                                                                   Exhibit 10.57

                           TWELFTH AMENDMENT TO LEASE
                           --------------------------

         This Twelfth Amendment to that certain lease (this "TWELFTH AMENDMENT") dated as of the 9 day of March, 1999, between HUB PROPERTIES TRUST, a Maryland real estate investment trust ("LANDLORD") and CORVAS INTERNATIONAL, INC., a Delaware corporation ("TENANT").

         WHEREAS, Hartford Accident and Indemnity Company (the "Original Landlord") and Corvas, Inc. (the "ORIGINAL TENANT") entered into a certain lease dated March 28, 1989 of a portion of the premises located at 3030 Science Park Road, San Diego, California (the "PROPERTY"), as amended by certain Lease Amendments dated March 23, 1990 and May 18, 1990; and

         WHEREAS, Corvas International, Inc., a California corporation ("Corvas") succeeded to the interests of Original Tenant under the lease as set forth in Consent to Assignment of Lease dated March 13, 1991; and

         WHEREAS, Original Landlord and Corvas entered into a Third Lease Amendment dated May 16, 1991; Fourth Lease Amendment dated January 21, 1992; Fifth Lease Amendment dated April 15, 1992; Sixth Lease Amendment dated July 16, 1992; and Seventh Lease Amendment dated January 18, 1993;

         WHEREAS, Tenant succeeded to the interest of Corvas as set forth in Consent to Assignment of Lease dated September 14, 1993; and

         WHEREAS, Talcott Realty I Limited Partnership succeeded to the interest of Original Landlord; and

         WHEREAS, Talcott and Tenant entered into an Eighth Lease Amendment dated July 7, 1995 and a Ninth Lease Amendment dated March 15, 1996; and

         WHEREAS, Landlord has succeeded to the interest of Talcott as set forth in Assignment and Assumption of Leases, Contracts and Other Property Interests dated December 5, 1996; and

         WHEREAS, Landlord and Tenant entered into a Tenth Amendment to Lease dated May 12, 1997 and Eleventh Amendment to Lease dated April 23, 1998; and

         WHEREAS, for purposes of this Twelfth Amendment, the above-referenced lease dated March 28, 1989 as amended on March 23, 1990; May 18, 1990; May 16, 1991; January 21, 1992; April 15, 1992; July 16, 1992; January 18, 1993; July 7,
1995; March 15, 1996, May 12, 1997 and April 23, 1998 shall be hereinafter defined collectively as "the LEASE"; and

         WHEREAS, Tenant wishes to extend the term of the Lease and Landlord is willing to agree to such extension upon the terms and conditions hereinafter set forth.





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                                      -2-


         NOW, THEREFORE, in consideration of the foregoing and for other consideration, the receipt and sufficiency of which are hereby mutually acknowledged, Landlord and Tenant agree that the Lease is hereby amended as follows:

         1. The definition of "TERMINATION DATE" set forth in Section II.E. of the Lease shall be amended by deleting the date "September 30, 1999" therefrom and inserting the date "September 30, 2006" in its place.

         2. The definition of "BASE RENT" set forth in Section II.G of the Lease shall be amended by inserting the following at the end thereof:

"10/01/99 - 09/30/00, $ 850,850.40
 10/01/00 - 09/30/01, $ 880,630.16
 10/01/01 - 09/30/02, $ 911,452.22
 10/01/02 - 09/30/03, $ 943,353.05
 10/01/03 - 09/30/04, $ 976,370.41
 10/01/04 - 09/30/05, $1,010,543.37
 10/01/05 - 09/30/06, $1,045,912.39"

         3. The definition of "MONTHLY INSTALLMENTS OF BASE RENT" set forth in
Section II.H of the Lease shall be amended by inserting the following at the end thereof:

"10/01/99 - 09/30/00, $ 70,904.20
 10/01/00 - 09/30/01, $ 73,385.85
 10/01/01 - 09/30/02, $ 75,954.35
 10/01/02 - 09/30/03, $ 78,612.75
 10/01/03 - 09/30/04, $ 81,364.20
 10/01/04 - 09/30/05, $ 84,211.95
 10/01/05 - 09/30/06, $ 87,159.37"

         4. Section II.W.a.(a) of the Lease shall be amended by inserting the following at the end thereof:

"10/01/99 - 09/30/00, $ 28.20
 10/01/00 - 09/30/01, $ 29.19
 10/01/01 - 09/30/02, $ 30.21
 10/01/02 - 09/30/03, $ 31.27
 10/01/03 - 09/30/04, $ 32.36
 10/01/04 - 09/30/05, $ 33.49
 10/01/05 - 09/30/06, $ 34.67"

         5. The following shall be inserted into the Lease at the end of Rider G.2.:

         "EXTENSION OPTION". So long as there exists no default of Tenant, this Lease is still in full force and effect, and Tenant shall not have sublet, assigned or otherwise transferred all or any



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                                       -3-

portion of its interest under this Lease, Tenant shall have the right to extend the term of this Lease for one (1) additional period (the "EXTENDED TERM") of three (3) years. The Extended Term shall commence on the day succeeding the expiration of the current term and shall end on the day immediately preceding the third anniversary of the commencement of the Extended Term. All of the terms, covenants and provisions of this Lease applicable immediately prior to the expiration of the then current term shall apply to the Extended Term except that (i) the Base Rent for the Extended Term shall be the greater of (a) the Annual Fixed Rent in effect on the day preceding the commencement of the Extended Term without giving effect to any abatements, set-offs or concessions then in effect, or (b) the Market Rate (as hereinafter defined) for the Premises determined as of the commencement of the Extended Term, as designated by Landlord by notice to Tenant ("LANDLORD'S NOTICE"), but subject to Tenant's right to dispute as hereinafter provided; and (ii) Tenant shall have no further right to extend the term of this Lease beyond the Extended Term hereinabove provided. If Tenant shall elect to exercise the aforesaid option, it shall do so by giving Landlord notice of its intention to do so not later than September 30, 2005, nor sooner than March 31, 2005. If Tenant fails to give such notice to Landlord, the term of this Lease shall automatically terminate no later than the end of the current term, and Tenant shall have no further option to extend the term of this Lease, it being agreed that time is of the essence with respect to the giving of any such notice. If Tenant gives such notice, the extension of this Lease shall be automatically effected without the execution of any additional documents.

         The term Market Rate shall mean (a) the then annual rental rate and terms for the Premises for the applicable period (determined (i) as if the Premises were available in the then rental market, (ii) based on the assumptions that Landlord has had a reasonable time to locate a tenant, and neither Landlord nor the prospective tenant is under a compulsion to rent, and (iii) taking into consideration any increases or possible increases in rent from and after the commencement of the Extended Term then being included in leases for comparable space in the Building or in comparable buildings based on changes in price indices, including the consumer price index, cost of living or other similar increases, or periodic market rental adjustments.

         If Tenant disagrees with Landlord's designation of the Market Rate, and the parties cannot agree upon the Market Rate by the date that is thirty (30) days following Landlord's Notice, then the Market Rate shall be submitted to appraisal as follows: Within fifteen (15) days after the expiration of such thirty (30) day period, Landlord and Tenant shall each give notice to the other specifying the name and address of the appraiser each has chosen. The two appraisers so chosen shall meet within ten (10) days after the second appraiser is appointed and if, within twenty (20) days after the second appraiser is appointed, the two appraisers shall not agree upon a determination of the Market Rate in accordance with the following provisions they shall together appoint a third appraiser. If only one appraiser shall be chosen whose name and address shall have been given to the other party within such fifteen-day period and who shall have the qualifications hereinafter set forth, that sole appraiser shall render the decision which would otherwise have been made as hereinabove provided.

         If said two appraisers cannot agree upon the appointment of a third appraiser within ten (10) days after the expiration of such twenty (20) day period, then either party, on behalf of both and on notice to the other, may request such appointment by the President of the American




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                                       -4-

Arbitration Association (or any successor organization) in accordance with its then prevailing rules. In the event that all three appraisers cannot agree upon such Market Rate within ten (10) days after the third appraiser shall have been selected, then each appraiser shall submit his or her designation of such Market Rate to the other two appraisers in writing; and Market Rate shall be determined by calculating the average of the two numerically closest (or, if the values are equidistant, all three) values so determined.

         Each of the appraisers selected as herein provided shall have at least ten (10) years experience as a commercial real estate broker in the San Diego metropolitan area dealing with properties of the same type and quality as the Building. Each party shall pay the fees and expenses of the appraiser it has selected and the fees and expenses of the third appraiser and all other expenses (not including counsel fees which shall be borne separately by each of the parties) of the appraisal shall be borne equally by the parties hereto except that the fees and expenses of the sole appraiser shall be borne equally by the parties. The decision and award of the appraiser(s) shall be in writing and be final and conclusive on all parties, and counterpart copies thereof shall be delivered to both Landlord and Tenant. Judgment upon the award of the appraiser(s) may be entered in any court of competent jurisdiction.

         The sole appraiser, both appraisers or the majority of the appraisers (as applicable) shall determine the Market Rate of the Premises for the applicable period as of the New Rent Date and render a decision and award as to their determination to both Landlord and Tenant within twenty (20) days after the appointment of the third appraiser or the expiration of such fifteen-day period. In addition to the considerations set forth in the definition of Market Rate set forth above, in rendering such decision and award, the appraisers shall assume that (i) the Landlord and prospective tenant are typically motivated, well-informed and well-advised, and each is acting in what it considers it own best interest; (ii) the Premises (w) are fit for immediate occupancy and use "as is", (x) require no additional work by Landlord or the prospective tenant, (y) are appropriate and desired for immediate occupancy by the prospective tenant, and (z) contain no work that has been carried out thereon by Tenant, its subtenant(s), or its or their successors in interest during the term of the Lease which has diminished the rental value of the Premises; and (iii) that in the event of the Premises having been destroyed or damaged by fire or other casualty, they have been fully restored. In rendering such decision and award, the appraiser(s) shall consider the market fixed annual rents then being charged for comparable space in other similar buildings in the San Diego metropolitan area but shall not modify the provisions of this Lease.

         If the dispute between the parties as to the Market Rate has not been resolved before the commencement of Tenant's obligation to pay the Base Rent based upon determination of such Market Rate, then Tenant shall pay the Base Rent under the Lease based upon the Market Rate designated by Landlord in Landlord's Notice until either the agreement of the parties as to the Market Rate, or the decision of the appraiser(s), as the case may be, at which time Tenant shall pay any underpayment of the Base Rent to Landlord, or Landlord shall refund any overpayment of the Base Rent to Tenant.




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                                       -5-

         Landlord and Tenant hereby waive the right to an evidentiary hearing before the appraiser(s) and agree that the appraisal shall not be an arbitration nor be subject to state or federal law relating to arbitrations."

         6. Effective October 1, 1999, Section (f) of Rider 1 (Expense Contribution) shall be deleted in its entirety.

         7. Tenant acknowledges that the premises (the "PREMISES") demised by the Lease are as of the date hereof in good condition and are appropriate for its use and occupancy. Nevertheless, if Tenant shall desire to perform certain leasehold improvements in the Premises, and shall prepare the complete construction plans and specifications necessary for such work and receive Landlord's approval therefore on or before September 30, 2000, Landlord shall make Landlord's Contribution (as hereinafter defined) available to Tenant, as follows:

         Within fifteen (15) days following completion of such work and receipt by Landlord of invoices for such work from Tenant's contractor(s) and lien waivers from such contractors, and provided Tenant has obtained any permits or approvals (including but without limitation any certificate of occupancy) required as a result of such work, and such work shall have been performed in accordance with the plans approved by Landlord and any applicable laws and there shall then exist no default of Tenant, Landlord shall remit to Tenant that amount ("LANDLORD'S CONTRIBUTION") being the lesser of the cost of such work as shown by such invoices or $150,860.00; provided further that Landlord's Contribution may not be applied toward any invoice not received by Landlord by September 30, 2001.

         8. Effective October 1, 1999, Section II.L. of the Lease shall be amended to increase the Security Deposit required under the Lease to $212,712.00, and Tenant shall, upon or before such date, deliver to Landlord a clean irrevocable Letter of Credit (the "LETTER OF CREDIT") in the amount of such increased Security Deposit in a form acceptable to Landlord upon the following terms and conditions:

         The Letter of Credit shall (a) be unconditional and irrevocable and otherwise in form and substance satisfactory to Landlord; (b) be at all times in the amount of the Security Deposit, and shall permit multiple draws without a corresponding reduction in the amount of the Letter of Credit; (c) be issued by a commercial bank reasonably acceptable to Landlord from time to time; (d) be made payable to, and expressly transferable and assignable at no charge by, the owner from time to time of the Property (which transfer/assignment shall be conditioned only upon the execution by such owner of a written document in connection with such transfer/assignment; (e) be payable at sight upon presentment to a local branch of the issuer of a simple sight draft accompanied by a certificate of Landlord stating either that Tenant is in default under the Lease or that Landlord is otherwise permitted to draw upon such Letter of Credit under the express terms of the Lease, and the amount that Landlord is owed (or is permitted to draw) in connection therewith; and (f) shall either expire ninety (90) days following the expiration of the term of the Lease, or be replaced not less than thirty (30) days prior to the expiration of the then current Letter of Credit so that the original Letter of Credit or a replacement thereof shall be in full force and effect throughout the term of the Lease and for a period of ninety (90) days thereafter.



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                                       -6-

Tenant shall deliver to Landlord any replacement Letter of Credit not less than thirty (30) days prior to the expiration of the then current Letter of Credit. If Landlord transfers the Security Deposit to any transferee of the Property or Landlord's interest therein, then such transferee shall be liable for the return of the Security Deposit, and Landlord shall be released from all liability for the return thereof. Notwithstanding anything in this Lease to the contrary, any grace period or cure periods which are otherwise applicable, shall not apply to any of the foregoing, and, specifically, if Tenant fails to comply with the requirements of subsection (f) above, Landlord shall have the immediate right to draw upon the Letter of Credit in full and hold the proceeds thereof as cash security deposit. Each Letter of Credit shall be issued by a commercial bank that has a credit rating with respect to certificates of deposit, short term deposits or commercial paper of at least P-2 (or equivalent) by Moody's Investor Service, Inc., or at least A-2 (or equivalent) by Standard & Poor's Corporation. If the issuer's credit rating is reduced below P-2 (or equivalent) by Moody's Investor Service, Inc., or at least A-2 (or equivalent) by Standard & Poor's Corporation, or if the financial condition of the issuer changes in any other materially adverse way, then Landlord shall have the right to require that Tenant obtain from a different issuer a substitute letter of credit that complies in all respects with the requirements of this Section, and Tenant's failure to obtain such substitute letter of credit within ten (10) days after Landlord's written demand therefor (with no other notice, or grace or cure period being applicable thereto) shall entitle Landlord to immediately draw upon the existing Letter of Credit in full, without any further notice to Tenant.

         9. Effective October 1, 1999, Exhibit F to the Lease is deleted in its entirety.

         10. Reference is made to that certain letter agreement (the "LETTER AGREEMENT") dated December 8, 1997, by and between Landlord and Tenant relating to the "storage room" located in the northeastern corner of the parking garage. Commencing October 1, 1999, rent for this space shall be $2,422.20 per annum ($201.85 per month). All other terms and conditions of the Letter Agreement shall remain unchanged.

         11. Tenant shall, in addition to all other amounts due under the Lease, as amended hereby, continue to pay to Landlord, as additional rent, $430.93 on the first day of each month through December 2002 on account of the amortization (with interest) of the cost of the installation of a certain fire alarm system in the Premises.

         12. Tenant warrants and represents that it has dealt with no broker in connection with the execution of this Twelfth Amendment to Lease other than Biotech Realty Partnerships ("BRP") and Colliers International ("Colliers"). Landlord shall pay a brokerage commission of $178,008.81 to BRP and a brokerage commission of $99,286.68 to Colliers, half of each payment to be paid upon execution hereof and the other half of each to be paid on or about October 1, 1999. Tenant agrees to indemnify Landlord and hold it harmless from and against any and all brokerage claims arising out of this Twelfth Amendment other than the amounts to be paid by Landlord as provided in the foregoing sentence.

         13. Except as herein specifically amended, this Lease is hereby ratified and confirmed.




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         IN WITNESS WHEREOF, the parties have hereto executed this Twelfth
Amendment the date first above-written.

                                         LANDLORD:

                                         HUB PROPERTIES TRUST, a Maryland
                                         real estate investment trust

                                         By:      /S/ DAVID M. LEPORE
                                                  ------------------------------
                                         Name:    David M. Lepore
                                         Its:     Sr. Vice President



                                         TENANT:

                                         CORVAS INTERNATIONAL, INC., a Delaware
                                         corporation

                                         By:      /S/ RANDALL E. WOODS
                                                  ------------------------------
                                         Name:    Randall E. Woods
                                         Its:     President & CEO